UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/03/2009

Unitrin, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18298

DE	95-4255452
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)

312-661-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2009, Richard C. Vie, Chairman of the Board of Directors (the "Board") of Unitrin, Inc. ("Unitrin"), provided formal notice to the Nominating & Corporate Governance Committee of the Board that he intends to retire as an employee and executive officer of Unitrin and to step down as Chairman of the Board, effective December 31, 2009. Mr. Vie will remain a member of the Board following these changes. Mr. Vie has served Unitrin in a number of capacities since its spinoff from Teledyne, Inc. in 1990, including as its Chief Executive Officer from March 1992 until August 2006, when he was elected to the office of Chairman, and as Chairman of the Board since January 1999.

Also on November 3, 2009, the Compensation Committee of the Board approved certain special items of compensation for Mr. Vie, consisting of a one-time service recognition award in the amount of $800,000, payable in a lump sum on or before December 31, 2009, and the provision of furnished office and secretarial support upon his retirement.

On November 4, 2009, the Board designated Donald G. Southwell, Unitrin's President and Chief Executive Officer, as Chairman of the Board, effective January 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: November 04, 2009	By:	/s/ Scott Renwick
Scott Renwick
Senior Vice President, General Counsel and Secretary